UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts  02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 487-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 29, 2012, Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), entered into an amended and restated senior secured credit agreement (the “Credit Agreement”) with a syndicate of financial institutions, as lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), Wells Fargo Bank, National Association, as Syndication Agent, and RBS Citizens, N.A. and TD Bank, NA, as Co-Documentation Agents.  Pursuant to the Credit Agreement, Mac-Gray may borrow up to $250 million under a revolving credit facility (the “Revolver”), which includes a $7 million sublimit for the issuance of standby letters of credit (“Letters of Credit”) and a $10 million sublimit for swingline loans (“Swingline Loans”).  Subject to certain terms and conditions, the Credit Agreement gives Mac-Gray the option to establish additional term and/or revolving credit facilities, provided that the aggregate commitments under the Credit Agreement cannot exceed $350 million.

The Credit Agreement replaces the Senior Secured Credit Agreement, dated as of April 1, 2008, by and among Mac-Gray, certain of its subsidiaries and affiliates, as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders (as amended and modified, the “Prior Credit Agreement”).

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate equal to (i) in the case of base rate loans, the highest of (a) the annual rate of interest announced by Bank of America, N.A. as its “prime rate”, (b) the federal funds rate plus 0.50% or (c) for each day, the floating rate of interest equal to LIBOR for a one month term quoted for such day (the highest of which is defined as the “Base Rate”) plus an applicable percentage, ranging from 0.75% to 1.75% per annum, determined by reference to Mac-Gray’s consolidated total leverage ratio; (ii) in the case of Eurodollar rate loans, the LIBOR rate plus an applicable percentage, ranging from 1.75% to 2.75% per annum, determined by reference to Mac-Gray’s consolidated total leverage ratio; and (iii) in the case of Swingline Loans, the Base Rate plus an applicable percentage, ranging from 0.75% to 1.75% per annum, determined by reference to Mac-Gray’s consolidated total leverage ratio.

Mac-Gray will pay a commitment fee equal to a percentage of the actual daily-unused portion of the Revolver under the Credit Agreement.  This percentage will be determined quarterly by reference to Mac-Gray’s consolidated total leverage ratio and will range between 0.250% per annum and 0.500% per annum.  For purposes of calculation of the commitment fee, Letters of Credit will be considered usage under the Revolver, but Swingline Loans will not be considered usage under the Revolver.

In accordance with an amended and restated guarantee and collateral agreement (the “Guarantee and Collateral Agreement”), the obligations under the Credit Agreement are guaranteed by the subsidiaries of Mac-Gray and secured by (i) a pledge of 100% of the ownership interests in Mac-Gray’s subsidiaries, and (ii) a first-priority security interest in substantially all tangible and intangible assets of Mac-Gray and its subsidiaries.

Under the Credit Agreement, Mac-Gray made certain representations and warranties to the lenders customarily found in credit agreements of this type.  Mac-Gray and its subsidiaries are also subject to customary lending covenants, including restrictions pertaining to, among other things, (i) the incurrence of additional indebtedness, (ii) the creation of liens, (iii) the making of certain investments and loans, (iv) mergers, consolidations and acquisitions, (v) dispositions of assets, (vi) sale and leaseback transactions, (vii) the making of distributions, dividends and other payments, (viii) transactions with affiliates, (ix) amendments to governing documents, and (x) the maintenance of a maximum consolidated total leverage ratio and a minimum consolidated cash flow coverage ratio.

The Credit Agreement provides for customary events of default with, in some cases, corresponding grace periods, including (i) failure to pay any principal or interest when due, (ii) any representation or warranty made by Mac-Gray proving to be incorrect in any material respect, (iii) failure to comply with covenants, (iv) payment defaults relating to, or acceleration of, other material indebtedness, (v) certain bankruptcy, insolvency or receivership events affecting Mac-Gray or its subsidiaries, (vi) Mac-Gray or its subsidiaries becoming subject to certain material judgments, claims or liabilities, (vii) a material defect in the lenders’ lien against any collateral securing the obligations under the Credit Agreement, and (viii) a change in control of Mac-Gray.

In the event of an event of default, the Administrative Agent may, and at the request of the requisite number of lenders under the Credit Agreement must, terminate the lenders’ commitments to make loans under the Credit Agreement and declare all obligations under the Credit Agreement immediately due and payable.  For certain events of default related to bankruptcy, insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of Mac-Gray under the Credit Agreement will become immediately due and payable.

Certain of the lenders and agents under the Credit Agreement were lenders and agents under the Prior Credit Agreement, and certain of the lenders and agents under the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Mac-Gray and its subsidiaries for which they have received, and will receive, customary commissions, fees and expenses.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, the form of Revolving Note for the Revolver, the form of Swingline Note for the Swingline Loans and the Guarantee and Collateral Agreement, copies of which are attached hereto as Exhibits 10.1 to 10.4, respectively, and incorporated herein by reference.

Item 1.02.              Termination of a Material Definitive Agreement.

See Item 1.01, which is incorporated herein by reference.  In connection with entering into the Credit Agreement, on February 29, 2012 the Prior Credit Agreement and all obligations thereunder were terminated.

Item 8.01.              Other Events.

On February 29, 2012, Mac-Gray issued a press release announcing that it will redeem the remaining $100 million in aggregate principal amount of its outstanding 7 5/8% Senior Notes due 2015 on February 29, 2012 for an aggregate redemption price of $103,495,125.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Senior Secured Credit Agreement, by and among Mac-Gray Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent, RBS Citizens, N.A. and TD Bank, NA, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, dated as of February 29, 2012.

10.2	Form of Revolving Note pursuant to the Amended and Restated Senior Secured Credit Agreement in favor of the Lenders, in an aggregate total amount of up to $250,000,000.

10.3	Form of Swingline Note pursuant to the Amended and Restated Senior Secured Credit Agreement in favor of the Swingline Lenders, in an aggregate total amount of up to $10,000,000.

10.4

Amended and Restated Guarantee and Collateral Agreement, by and among Mac-Gray Corporation, the subsidiaries of Mac-Gray identified therein, and Bank of America, N.A., as Collateral Agent, dated as of February 29, 2012.

99.1	Press Release of Mac-Gray Corporation, dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Dated: March 2, 2012	By:	/s/ Michael J. Shea
		Name:	Michael J. Shea
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Senior Secured Credit Agreement, by and among Mac-Gray Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent, RBS Citizens, N.A. and TD Bank, NA, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, dated as of February 29, 2012.

10.2	Form of Revolving Note pursuant to the Amended and Restated Senior Secured Credit Agreement in favor of the Lenders, in an aggregate total amount of up to $250,000,000.

10.3	Form of Swingline Note pursuant to the Amended and Restated Senior Secured Credit Agreement in favor of the Swingline Lenders, in an aggregate total amount of up to $10,000,000.

10.4

Amended and Restated Guarantee and Collateral Agreement, by and among Mac-Gray Corporation, the subsidiaries of Mac-Gray identified therein, and Bank of America, N.A., as Collateral Agent, dated as of February 29, 2012.

99.1	Press Release of Mac-Gray Corporation, dated February 29, 2012.